UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

Exantas Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-621-3210

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 20, 2018, Exantas Capital Corp. (the "Company") held its 2018 Annual Meeting of Stockholders at which its stockholders: (i) elected ten directors: Messrs. Walter T. Beach, Jeffrey P. Cohen, Andrew L. Farkas, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin, P. Sherrill Neff and Henry R. Silverman and Ms. Stephanie H. Wiggins to serve until the next annual meeting of stockholders in 2019; (ii) approved, in an advisory vote, the compensation of the Company's named executive officers; and (iii) ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.
The voting results were as follows:

Election of Directors	Shares For	Shares Against	Abstentions	Broker Non-Votes
Mr. Beach	15,062,622	3,552,015	66,797	9,049,029
Mr. Cohen	18,018,708	603,471	59,255	9,049,029
Mr. Farkas	18,061,853	553,404	66,177	9,049,029
Mr. Hart	15,067,769	3,545,464	68,201	9,049,029
Mr. Ickowicz	17,658,113	960,842	62,479	9,049,029
Mr. Kessler	17,688,543	930,968	61,923	9,049,029
Mr. Levin	13,628,375	4,990,671	62,388	9,049,029
Mr. Neff	17,966,729	645,995	68,710	9,049,029
Mr. Silverman	17,669,640	947,332	64,462	9,049,029
Ms. Wiggins	17,674,975	938,993	67,466	9,049,029
A proposal to approve, in an advisory vote, the compensation of the Company's named executive officers:

Shares For	Shares Against	Abstentions	Broker Non-Votes
14,250,097	3,722,171	709,166	9,049,029
A proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018:

Shares For	Shares Against	Abstentions
27,203,771	385,032	141,660

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXANTAS CAPITAL CORP.

		By:	/s/ Michele R. Weisbaum
Michele R. Weisbaum Senior Vice President, Chief Legal Officer and Secretary

Dated:	June 22, 2018